Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 31, 2010 relating to the consolidated financial statements of KIT digital, Inc. and Subsidiaries as of and for the year ended December 31, 2009, included in or made part of this Form 10-K, into the Company’s previously filed Registration Statement on Form S-3 (File No. 333-164655).

/s/ Grant Thornton LLP

GRANT THORNTON LLP

April 2, 2010